EXHIBIT D

SECURITY STATE BANCSHARES, INC.

SUBSCRIPTION MATERIALS

EXHIBIT D

SECURITY STATE BANCSHARES, INC.

SUBSCRIPTION MATERIALS

PLEASE COMPLETE AND EXECUTE THE FOLLOWING DOCUMENTS:

 I.PURCHASER QUESTIONNAIRE (Page 2)

II.SUBSCRIPTION AGREEMENT (Page 4)

PLEASE DELIVER ALL COMPLETED AND EXECUTED DOCUMENTS TO:

SECURITY STATE BANCSHARES, INC.

Attn:  Jeff Barker

101 South Main Street

Charleston, Missouri  63834

ALL QUESTIONS MUST BE ANSWERED COMPLETELY.  IF THE ANSWER TO ANY QUESTION IS "NONE" OR "NOT APPLICABLE," PLEASE SO STATE.  ALL INFORMATION WILL BE KEPT CONFIDENTIAL.

I.  PURCHASER QUESTIONNAIRE

SECURITY STATE BANCSHARES, INC.

(PLEASE TYPE OR PRINT)

1.Name:

Address:

PLEASE SPECIFY, BY CHECKING THE APPROPRIATE BOX, THE ADDRESS WHERE ALL COMMUNICATIONS ARE TO BE MAILED.

[  ]Residence Address:                                                                                                   Zip Code

Tel. # (____)

[  ]Business Address:                                                                                                     Zip Code:

Tel. # (____)

Social Security or Taxpayer I.D. Number(s):

Occupation:

Employer :

2.The undersigned subscribers hereby certify that they are bona fide residents of the state as indicated below their signature and that they do not claim residency in any other state.

The undersigned subscribers understand the information herein is being relied on in connection with the offering and sale of the Common Stock of Security State Bancshares, Inc. (the "Company") pursuant to an exemption from registration under the Securities Act of 1933, as amended, and represent that all such information is true, correct and complete as of the date hereof.  I agree to notify the Company immediately of any change in the information set forth herein.  By signing this Questionnaire, I agree that the Company may present the information contained herein, to (i) such parties as it deems appropriate if called upon to establish the availability of an exemption from registration under federal or state securities laws, and (ii) any financial institution providing financing for the Company's operations.

Date:  _________________, 2018.

Print name of SubscriberPrint name of second joint or co-tenant

Signature of Subscriber or SubscriberSignature of second joint or co-tenant

Representative (attach additional signature

pages if necessary)

Current State of SubscriberCurrent state of residency of joint or co-tenant

II.  SUBSCRIPTION AGREEMENT

INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT

1.All Subscribers.On the Subscription Agreement Signature Page, insert the date of your subscription, the dollar amount of Shares for which you are subscribing, and the total amount of your subscription; execute and NOTARIZE where requested.

2.Joint Tenants and Co-Tenants.

(a)Married Couples.

(i)Both spouses must sign.

(ii)Both social security numbers are required.

(iii)Indicate form of ownership by checking the appropriate line of the signature page.

(iv)SIGNATURES MUST BE NOTARIZED.

(b)Other Joint Tenants and Co-Tenants.

(i)All joint tenants and co-tenants must sign.

(ii)All joint tenants and co-tenants must indicate social security numbers.

(iii)Indicate form of ownership by checking the appropriate line of the signature page.

(iv)SIGNATURES MUST BE NOTARIZED.

TO:SECURITY STATE BANCSHARES, INC.

You have informed me that SECURITY STATE BANCSHARES, INC. is a Delaware corporation (the "Company").  The Company is a registered bank holding company pursuant to the Bank Holding Company Act of 1956.  The Company is to be operated in accordance with its Articles of Incorporation and Bylaws.   Common Stock of the Company is to be issued in the number of shares, at the price and pursuant to the terms and conditions described in and offered pursuant to the Company Offering Circular dated June 13, 2018, and all addendums and supplements thereto, if any ("Offering Circular").

1.Subscription.Subject to the terms and conditions hereof, the undersigned hereby tenders this subscription, the Purchaser Questionnaire ("Questionnaire") and other subscription documents, if any, all in the form submitted to the undersigned simultaneously with the delivery of the Offering Circular (collectively, the "Subscription Documents").  Tender shall have been by delivery of same to the Company, 101 South Main Street, Charleston, Missouri 63834, who shall hold these documents for the benefit of the undersigned according to the terms of the Offering Circular.  The Purchase Price shall be payable to Security State Bancshares, Inc. and shall be delivered to the Company no later than September 30, 2018, unless accepted later in the Company’s sole discretion.

2.Acceptance of Subscription; Adoption and Appointment.  It is understood and agreed that this Agreement is made subject to the following terms and conditions:

(a)Subject to the shareholders’ preemptive rights, the Company shall have the right to accept, modify or reject subscribers in any order it shall determine or reject this subscription, in whole or in part, for any reason.

(b)The undersigned hereby intends that his signature hereon shall constitute an irrevocable subscription for the number of Shares specified on the signature page of this Agreement.

3.Representations and Warranties of the Undersigned.  The undersigned hereby represents and warrants to the Company as follows:

(a)The undersigned (i) has adequate means of providing for his current needs and possible personal contingencies, and he has no need for liquidity of his investment in the Company, (ii) has a net worth sufficient to bear the risk of losing his entire investment in the Company, (iii) is able to bear the economic risks of this investment for an indefinite period, and (iv) has such knowledge and experience in financial matters that the undersigned is capable of evaluating the relative risks and merits of this investment.

(b)The undersigned:  [complete as appropriate]

(i)is a bona fide resident of the State of ______________ (please insert state of residence); and

(ii)does or does not (complete as appropriate) have any current plans to become a resident of another state.

(c)The address set forth in his Purchaser Questionnaire is his true and correct residence, and he has no present intention of becoming a resident of any other state or jurisdiction.

(d)The undersigned has received and read and is familiar with the Offering Circular, this Agreement, and the other Subscription Materials, and the undersigned confirms that all documents, records and books pertaining to the investment in the Company and requested in writing by the undersigned or have been made available or delivered to the undersigned.

(e)  The undersigned has had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this investment.

(f)  The undersigned understands that the Shares have not been registered under the Securities Act or any state securities acts and are instead being offered and sold in reliance upon exemptions for private offerings.

(g)  INVESTMENT INTENT:  The Shares for which the undersigned hereby subscribes are being acquired solely for his own account for investment and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; he has no present plans to enter into any such contract, undertaking, agreement or arrangement.  In order to induce the Company to issue and sell the Shares subscribed for hereby to the undersigned, it is agreed that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of such Shares by anyone but the undersigned.

(h)  The undersigned acknowledges and is aware of the following:

(i)  The Shares are a speculative investment which involves a high degree of risk of loss by the undersigned of his entire investment in the Company.

(ii)  There are substantial restrictions on the transferability of the Shares; the Shares will not be, and the investors in the Company have no rights to require that the Shares be, registered under the Securities Act or any state securities laws; there will be no public market for the Shares; and the undersigned may have to hold the Shares indefinitely and it may not be possible for the undersigned to liquidate his investment in the Company.

(iii)  That no federal or state agency has made any finding or determination as to the fairness of this Offering of Shares for investment or any recommendation or endorsement of the Shares.

(i)  The undersigned, if a natural person, is at least 21 years of age and is a bona fide resident of the state set forth under their name in the Purchaser Questionnaire, and has no present intention to become a resident of any other state or jurisdiction.

(j)  The undersigned was not induced to invest by any form of general solicitation or general advertising, including but not limited to the following:

(i)  Any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over the television or radio; and

(ii)  Any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

The foregoing representations and warranties are true and accurate as of the date hereof and shall be true and accurate as of the date of delivery of the Subscription Documents to the Company and shall survive delivery of the Subscription Documents to the Company.  If in any respect such representations and warranties shall not be true and accurate prior to or after delivery of the Subscription Documents pursuant to Paragraph 1 hereof, the undersigned shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefor.

4.Indemnification.  The undersigned acknowledges that he understands the meaning and legal consequences of the representations and warranties contained in Paragraph 3 hereof, and he hereby indemnifies and holds harmless the Company from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the undersigned contained in this Agreement.

5.No Waiver.  Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the undersigned does not hereby or in any other manner waive any rights granted to him under Federal or state securities laws.

6.Transferability.  The undersigned understands and agrees that the Shares acquired pursuant to this Agreement and the Offering may not be transferred except in accordance with the terms of the Company’s Stockholders Agreement, a copy of which is attached to the Offering Circular as Exhibit C.  The undersigned further understands and agrees that applicable federal or state securities laws may impose additional transfer restrictions on the transfer of the Shares.

7.Revocation.  The undersigned acknowledges and agrees that his subscription for Shares, made by the execution and delivery of this Agreement by the undersigned, is irrevocable and that such subscription shall survive the death or disability of the undersigned.

8.Miscellaneous.

(a)All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned at its address set forth below and to the attention of Jeff Barker, 101 South Main Street, Charleston, Missouri 63834.

(b)Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware.

(c)This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

(d)This Agreement shall be binding upon the heirs, estates, legal representatives, successors and assigns of the parties hereto.

(e)The terms used in this Agreement, if not defined herein, shall have the meanings attributed to such terms in the Offering Circular.  All terms used herein shall be deemed to include the masculine and the feminine and the singular and the plural as the context requires.

[Remainder of Page Left Intentionally Blank]

ESOP Purchaser Complete This Section

Number of Shares subscribed for:                                      Share(s) at $5,650.00 per Share aggregating a total acquisition price of $___________.

All Other Purchasers Complete This Section

Number of Shares subscribed for:                                    Share(s) at $6,000.00 per Share aggregating a total acquisition price of $___________.

DATE: _____________________, 2018

                                                                                                                   Check Appropriate Space:

(Signature of Subscriber)

                                                                                                                   Individual Ownership:

(Printed Name of Subscriber)

                                                                                                                   Joint Tenants with Right

(Social Security Number of Subscriber)                                                    of Survivorship:

                                                                                                                   Tenants in Common:

(Signature of Spouse or other Tenant, if any)

                                                                                                                   Community Property

(Printed Name of Spouse or other Tenant, if any)

(Social Security Number of Spouse or other

Tenant, if any)

NOTARIZATION

STATE OF                                        )

 )

COUNTY OF                                    )

On this __________ day of _______________, 2018, before me, the undersigned, a Notary Public of said State, duly commissioned and sworn, personally appeared ________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person (or persons) that executed the foregoing instrument, and who, being sworn by me, did acknowledge that he (she or they) executed the same as his (her or their) free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

My Commission Expires:

                                                                                                                              NOTARY PUBLIC

[Signature Page to Subscription Agreement]